PROMISSORY NOTE


Borrower:VERMONT PURE HOLDINGS, LTD. (TIN: 13-3576606), VERMONT PURE SPRINGS, INC. (TIN: 03-0330521) (TIN:
P.O. BOX C
RANDOLPH, VT 06060

Principal Amount: $3,564,461.93

             Lender:       CHITTENDEN TRUST COMPANY d/b/a CHITTENDEN BANK
                                                     Burlington
           Two Burlington Square Burlington, VT 05401


                                                Initial Rate: 9.000%

Date of Note: August 22, 1997

PROMISE TO PAY. VERMONT PURE HOLDINGS, LTD. (TIN: 13-3576606), VERMONT PURE SPRINGS, INC. (TIN: 03-0330521) ("Borrower") promises to pay to CHITTENDEN TRUST COMPANY dlb/a CHITTENDEN BANK ("Lender"), or order, In lawful money of the United States of America, the principal amount of Three Million Five Hundred Sixty Four Thousand Four Hundred Sixty One & 931100 Dollars ($3,564,461.93), together with interest on the unpaid principal balance from August 22, 1997, until paid In full.

PAYMENT. Subject to any payment changes resulting from changes In the Index, Borrower will pay this loan In 47 principal payments of $29,726.00 each and one final principal and interest payment of $2,184,184.18. Borrower's first principal payment Is due September 1, 1997, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date. Borrower's first interest payment Is due September 1, 1997, and all subsequent Interest payments are due on the same day of each month after that. Borrower's final payment due August 1, 2001, will be for all principal and accrued interest not yet paid. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the '7he Wall Street Journal Prime Rate' (the "Index'). Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each Day. The Index currently Is 8.500% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.600 percentage points over the Index, resulting in an initial rate of 9.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. lb) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (a) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (I) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 2.500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated posi-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Vermont. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Chittenden County, the State of Vermont. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of Vermont.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by A SECURITY AGREEMENT DATED 4/29/96, A SECURITY AGREEMENT DATED 3/7/97, A SECURITY AGREEMENT DATED 7/17/97 AND A SECURITY AGREEMENT OF EVEN DATE.

DOCUMENTATION FEE.  Borrower agrees to pay a documentation fee of $8,750.00.

PURPOSE.  The purpose of this loan is BUSINESS: HOME AND OFFICE ACQUISITION.

ADDITIONAL TERMS.  Refer to Commitment Letter dated 8/19/97.

FINANCIAL STATEMENT SUBMISSION. Borrower agrees to provide to Lender, upon request, any financial statements or information that Lender deems necessary. The failure of Borrower to provide financial statements as required hereunder or under the Loan Agreement, the Commitment Letter, or any other document related to the Note is an event of default under the terms of this Note and is subject to the remedies outlined in "Lender's Rights", above, including the right of Lender to increase the interest rate on the Note.

WAIVERS AND CONSENTS. Lender shall not be deemed to have waived any rights under this Note (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Note shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision in the future or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or any of Borrower's obligations as to any future transactions. Whenever consent by Lender is required in this Note, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

MULTIPLE ADVANCE CLOSED END FEATURE. This Note has a multiple advance closed end feature. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. MINIMUM ADVANCES OF $500.00. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guaranty of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (a) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower. Parties authorized to request advances under this Note are listed in the Authorization for Oral Requests Under



  Commitment. The draw period for advances under this Note shall expire at 5:00 P.M. on 9/22/97.

  HAZARDOUS SUBSTANCES. Except as disclosed to Lender in writing, no property of Borrower ever has been, or ever will be so long as this Note remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.

  ("CERCLA'), the Superfund Amendments and Reauthorization Act ("SARA"), applicable state or Federal laws, or regulations adopted pursuant to any of the foregoing. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and lb) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Note. This obligation to indemnify shall survive the payment and satisfaction of this Note..

  CREDIT REPORTS. Any credit investigation information furnished to Lender by any person, organization or credit reporting agency is authorized by Borrower for the purpose of originating, reviewing the performance of, or collecting this Note.

  SALE OF ASSETS OR CHANGE IN OWNERSHIP. Borrower agrees and covenants that it will not sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets other than in the normal course of business, and that the ownership of the borrowing entity will not change during the period of this loan, including any extensions, modifications or renewals thereof, without the prior written consent of Lender.

  LIMITATION ON RIGHT OF SETOFF. Lender agrees that it will exercise its right of setoff, as described above, only in the event of default under the terms of the Note or any related document, including (without limitation) the Business Loan Agreement, any Guaranty, any Mortgage, any Security Agreement, any Pledge Agreement, or any Letter of Credit Reimbursement or similar agreement.

  ADDITIONAL EVENT OF DEFAULT. Borrower will be in default if Borrower (or any Grantor) fails to keep the Collateral insured.

  ADDITIONAL LENDER'S RIGHTS. In the event of default, Lender may demand more security or new parties obligated to pay the Note in return for not using any other remedy.

  BANKRUPTCY ARREARAGES. If Borrower files a petition under the Bankruptcy Code and seeks to pay any amount which is past due under this Note, Mortgage and Security Agreement as of the date of filing of the petition through a Chapter 1 1 or 13 plan, Borrower agrees to pay Lender Interest on the amounts past due (arrearages) at the Interest Rate. Interest will be calculated on the total amount past due as of the date of filing of the petition (this may include Interest on past due Interest and late charges) for the time required to pay the past due amounts through the bankruptcy case.

  AUTO-PAY FEATURE. If this loan contains an automatic payment option and the automatic payment option is stopped for any reason, the discount will cease and the rate will be increased to reflect termination of the discount.

  PRIOR NOTE.  NOTE #42.

  GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

  PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


  BORROWER:
  VERMONT PURE HOLDINGS, LTD. (TIN: 13-3576606), VERMONT PURE SPRINGS, INC. (TIN: 03- 0330521)


      VERMONT PURE HOLDINGS, LTD. by BRUCE MACDONALD, CHIEF FINANCIAL OFFICER

      VERMONT PURE SPRINGS, INC. by BRUCE MACDONALD, CHIEF FINANCIAL OFFICER